OWC Pharmaceutical Research Corp announces the nominations of Ms. Miriam Sani, MSc Eng., to its Advisory Board

MSc Eng. Ms. Sani brings 26 years of unique bio-pharma regulatory expertise, specializing in production and commercialization of medical solutions and compliance with regulatory protocols.

PETACH TIKVA, Israel, Jan 27, 2017: OWC Pharmaceutical Research Corp. (OTCQB: OWCP), ("OWC" or the "Company"), an Israeli-based developer of cannabinoid-based therapies targeting a variety of medical conditions and disorders, today announced that Ms. Miri Sani has accepted nomination to the Company's Advisory Board.

Ms. Sani, who received an MSc [Master of Science Degree) in Chemistry from the Technion – Israel Institute of Technology, Haifa, Israel, will advise OWC's management on the transition of its innovatively-developed cannabinoid products and delivery systems developed internally and through its hospital relationships, to full industrial and commercial production, in strict compliance with all local and state regulations and protocols, working closely with applicable healthcare agencies and ministries. Ms. Sani will also supervise all manufacturing facilities of third party licensees to assure for quality control in accordance with OWC protocols that were developed at leading hospitals in Israel, for a steady and long-lasting quality of products and measured dosages.

Ms. Sani is the CEO and owner of "Shefa Amirim" Ltd, which provides regulatory affairs and clinical consultation services for early-stage start-ups in various medical fields. Shefa Amirim provides clients with the requisite regulatory plans, designing and conducting the required clinical studies, CRO services and the preparation of technical files and and related services necessary for FDA applications and approval. During the past five years, Ms. Sani has shepherded various projects and treatments in the areas of dermatology, proctology, cardio-vascular, ophthalmology, urology, cell therapy, OBYOGN and IVD's through both regulatory affairs and clinical studies.
Mr. Alon Sinai, OWC's Chief Operating Officer commented on Ms. Sani's appointment, stating that "after investing more than two years in research and development of new cannabinoids treatments and delivery systems, we are extremely excited to move into commercial production of our medical cannabis products. Ms. Sani's unique expertise and vast experience supervising such commercialization transitions will facilitate our ability to enjoy a smooth transition while maintaining and following all applicable regulations. We are thrilled to welcome Ms. Sani to our Advisory Board."

About OWC Pharmaceutical Research Corp.

OWC Pharmaceutical Research Corp., through its wholly-owned Israeli subsidiary, One Word Cannabis Ltd., (collectively "OWC" or the "Company") conducts medical research and clinical trials to develop cannabis-based pharmaceuticals and treatments for conditions including multiple myeloma, psoriasis, fibromyalgia, PTSD, and migraines. OWC is also developing unique delivery systems for the effective delivery and dosage of medical cannabis. All OWC research is conducted at leading Israeli hospitals and scientific institutions, and led by internationally renowned investigators.

The Company's Research Division is focused on pursuing clinical trials evaluating the effectiveness of cannabinoids for the treatment of various medical conditions, while its Consulting Division is dedicated to helping governments and companies navigate complex international cannabis regulatory frameworks. For more information, visit: http://www.owcpharma.com/

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, filing patent applications, product development, and business strategy. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in OWC Pharmaceutical Research Corp. (OTCQB: OWCP) periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact Information:
In Israel:
Ziv Turner, Chief Executive Officer – One World Cannabis Ltd.
Email: ziv.turner@owcpharma.com
Tel: +972-(0)54-5500450